UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): October 17, 2016

DRONE AVIATION HOLDING CORP.

(Exact name of registrant as specified in its charter)

Nevada	333-150332	46-5538504
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11651 Central Parkway #118, Jacksonville, FL 32224

(Address of principal executive offices)

Registrant’s telephone number, including area code: (904) 834-4400

Not applicable.

(Registrant's former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Beginning October 17, 2017, Drone Aviation Holding Corp. (the “Company”) mailed to its shareholders a Notice Regarding the Availability of Proxy Materials related to its annual meeting of shareholders to be held at the law offices of Holland & Knight, 50 North Laura Street, Suite 3900, Jacksonville FL 32202 on Tuesday, December 6, 2016, at 9:00 AM local time to consider and vote on the following matters:

1.	The election of five directors to the Company’s Board to serve until the Company’s annual meeting following the end of fiscal year 2016 or until their successors are elected and qualified;

2.	To approve the 2015 Equity Incentive Plan (the “2015 Plan”) and an amendment to the plan to: (i) increase the number of shares of our common stock which may be granted under the plan from 250,000 to 883,000 and (ii) reduce the automatic increase in the Share Limit provided for in Section 7.1(b) of the 2015 Plan from 20% to 10% with such amount rounded down to the nearest 1,000 shares;

3.	To ratify the appointment of MaloneBailey, LLP (“MaloneBailey”) as the Company’s independent registered public accounting firm; and

4.	To consider and act upon any other business as may properly come before the annual meeting or any adjournments thereof.

The Notice Regarding the Availability of Proxy Materials, Notice of Annual Meeting, Proxy Statement, the proxy card and Annual Report on Form 10-K for the year ended December 31, 2015 are available at www.equitystock.com, copies of which are attached to this Current Report on Form 8-K as Exhibits 99.1, 99.2 and 99.3 and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1	Notice Regarding the Availability of Proxy Materials.
99.2	Notice of Annual Meeting, Proxy Statement and Revocable Proxy.
99.3	Drone Aviation Holding Corp. Form 10-K for the period ended December 31, 2015 (Incorporated by reference to the Company's annual report on Form 10-K filed with the SEC on March 4, 2016).

2

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DRONE AVIATION HOLDING CORP.

Date: October 21, 2016	By:	/s/ Kendall Carpenter
Kendall Carpenter
Chief Financial Officer

3